ALLEGION REPORTS FOURTH-QUARTER, FULL-YEAR 2020 FINANCIAL RESULTS;
PROVIDES 2021 OUTLOOK

•Fourth-quarter 2020 net earnings per share (EPS) of $1.01, compared with 2019 EPS of $0.86; Fourth-quarter 2020 adjusted EPS of $1.49, up 16.4 percent compared with 2019 adjusted EPS of $1.28
•Fourth-quarter 2020 revenues of $727.3 million, up 1.1 percent compared to 2019 and down 0.6 percent on an organic basis
•Full-year 2020 EPS of $3.39, compared with 2019 EPS of $4.26; Full-year 2020 adjusted EPS of $5.11, up 4.5 percent compared with 2019 adjusted EPS of $4.89
•Full-year 2020 revenue of $2.72 billion, down 4.7 percent compared with 2019 and down 4.8 percent on an organic basis
•Full-year 2020 available cash flow was up $20.6 million to $443.2 million
•Full-year 2021 reported revenue is estimated to be down 0.5 to 1.5 percent with organic revenue decline at 1.5 to 2.5 percent; Full-year 2021 EPS outlook of $4.55 to $4.75, and $4.70 to $4.85 on an adjusted basis

DUBLIN (Feb. 16, 2021) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported fourth-quarter 2020 net revenues of $727.3 million and net earnings of $93.3 million, or $1.01 per share. Excluding charges related to restructuring, impairments, loss on assets held for sale and acquisition costs, adjusted net earnings were $137.1 million, or $1.49 per share, up 16.4 percent when compared with fourth-quarter 2019 adjusted EPS of $1.28. Reported net earnings for fourth-quarter 2020 include a $0.41 per share charge for assets held for sale related to our QMI business. Reported net earnings for fourth-quarter 2019 include a $0.34 per share charge for losses related to the divestiture of the company’s business operations in Colombia and Turkey.

Fourth-quarter 2020 net revenues increased 1.1 percent when compared to the prior-year period (down 0.6 percent on an organic basis). The organic revenue decrease was driven by the Americas and Asia-Pacific regions, offset by solid performance in EMEA. Reported revenues reflect benefits from foreign currency that more than offset the organic revenue decline.

The Americas segment revenues decreased 1 percent (down 0.7 percent on an organic basis), as the residential business experienced mid-twenties percent growth while non-residential was down, as expected, low-double digits percent.

The EMEA segment revenues increased 10.5 percent (up 3.1 percent on an organic basis), reflecting favorable currency as well as good growth in the SimonsVoss, Interflex and Global Portable Security businesses.

The Asia-Pacific segment revenues decreased 6.4 percent (down 11.9 percent on an organic basis). The revenue change in the quarter was the result of weakness in Korea partially offset by favorable currency impacts.

“The continued rebound in EMEA, growth in the Americas residential business and the ongoing cost mitigation actions taken throughout the entire company helped Allegion deliver strong margin expansion in the fourth quarter, despite the COVID-19 pandemic’s effects on our markets and the global economy,” said David D. Petratis, Allegion chairman, president and CEO.

Fourth-quarter 2020 operating income was $117.7 million, a decrease of $25.6 million or 17.9 percent compared to 2019. Fourth-quarter 2020 operating income includes a $37.9 million loss on assets held for sale related to our QMI business. Adjusted operating income in fourth-quarter 2020 was $163.5 million, an increase of $12.5 million or 8.3 percent compared to 2019.

Fourth-quarter 2020 operating margin was 16.2 percent, compared with 19.9 percent in 2019. The adjusted operating margin in fourth-quarter 2020 was 22.5 percent, compared with 21 percent in 2019. The 150-basis-point increase in adjusted operating margin is attributable to strong performance in the EMEA and Asia-Pacific regions, along with reductions in corporate spending that offset non-residential weakness experienced in the Americas region.

Full-year Results
Full-year 2020 net revenues of $2.72 billion decreased 4.7 percent, when compared with the prior year (down 4.8 percent on an organic basis). The revenue declines were primarily driven by pressures related to the COVID-19 pandemic.

Full-year 2020 net earnings were $314.3 million or $3.39 per share, compared with $401.8 million or $4.26 per share for the prior year. Full-year 2020 adjusted net earnings were $474.1 million or $5.11 per share, compared with $460.8 million or $4.89 per share in 2019. Reported EPS for 2020 includes $1.07 per share for charges related to goodwill and intangible asset impairment, as well as a $0.41 per share charge for assets held for sale related to our QMI business. Reported EPS for 2019 includes a $0.34 per share charge related to the divestiture of the company’s business operations in Colombia and Turkey.

Full-year 2020 operating margin was 14.8 percent, compared with 19.8 percent in 2019. The adjusted operating margin for full-year 2020 was 21 percent, compared with 20.8 percent in 2019.

“I am extremely proud of how the Allegion team pulled together and performed this year given the very difficult circumstances our operations and our people faced alongside our global communities,” Petratis added. “We finished the year with increased adjusted earnings per share and available cash flow, and we delivered those metrics against COVID-19 headwinds. In addition, we drove actions to keep our employees safe, maintained a very strong balance sheet in 2020 and continue to invest strategically to position the company for long-term success.”

Additional Items
Interest expense for fourth-quarter 2020 was $12.3 million, down from $13.3 million for fourth-quarter 2019.

Other income net for fourth-quarter 2020 was $0.4 million, compared to other expense net of $2.2 million in the same period of 2019.

The company’s effective tax rate for fourth-quarter 2020 was 11.7 percent, compared with 17.4 percent in 2019. The company’s adjusted effective tax rate for fourth-quarter 2020 was 9.5 percent, compared with 12.8 percent in 2019.

Cash Flow and Liquidity
Available cash flow for 2020 was $443.2 million, an increase of $20.6 million versus the prior year. The company ended 2020 with cash and cash equivalents of $480.4 million, as well as total debt of $1,429.6 million.

Share Repurchase and Dividends
During fourth-quarter 2020, the company repurchased approximately 1.1 million shares for approximately $114.7 million under its previously authorized share-repurchase program approved by the company's board of directors in February 2020. For the year, the company repurchased approximately 2 million shares for approximately $208.8 million. As announced on Feb. 5, 2021, Allegion’s board of directors declared a quarterly dividend of $0.36 per ordinary share of the company, an increase of 13 percent over the prior dividend. The dividend is payable March 31, 2021, to shareholders of record on March 17, 2021.

Company Change in Operating Segments
As reported on Dec. 8, 2020, Allegion has changed its operating segments from three (Americas, EMEA and Asia Pacific) to two, Allegion Americas and Allegion International, effective Jan. 1, 2021. The Allegion International segment combines the former EMEA and Asia-Pacific regions. All future reporting and outlooks will be made in the framework of the new structure.

2021 Outlook
The company expects full-year 2021 revenues to decrease 0.5 to 1.5 percent on a reported basis and decrease 1.5 to 2.5 percent organically, when compared with 2020, after excluding the expected impacts of acquisitions, divestitures and foreign currency movements. The company expects organic growth in its Allegion Americas residential and Allegion International businesses, offset by continued headwinds in Allegion Americas non-residential.

Full-year 2021 reported EPS is expected to be in the range of $4.55 to $4.75, or $4.70 to $4.85 on an adjusted basis. Adjustments to 2021 EPS include estimated impacts of $0.10 to $0.15 per share for restructuring costs. The outlook includes incremental investment of approximately $0.10 per share; assumes a full-year adjusted effective tax rate of approximately 12 percent; and assumes an average diluted share count for the full year of approximately 91 million shares.

The company is targeting full-year available cash flow of approximately $400 to $420 million.

“Allegion’s future has never been brighter,” Petratis said. “The long-term fundamentals for seamless and digital solutions are sound, and we continue to invest in our future. The capability of our employees, the legacy of our innovation, and the continued execution of a balanced capital allocation strategy will position Allegion stronger exiting the pandemic than when we entered.”

Conference Call Information
On Tuesday, Feb. 16, 2021, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $2.7 billion in revenue in 2020, and its security products are sold around the world.

For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including statements regarding the potential impacts of the global COVID-19 pandemic, the company's 2021 financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases, or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including those relating to any statements concerning expected development, performance, or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2020, Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and Sept. 30, 2020, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019

Net revenues	$727.3	$719.5	$2,719.9	$2,854.0
Cost of goods sold	407.4	400.3	1,541.1	1,601.7
Gross profit	319.9	319.2	1,178.8	1,252.3

Selling and administrative expenses	161.5	170.0	635.7	681.3
Impairment of goodwill and intangible assets	2.8	5.9	101.7	5.9
Loss on assets held for sale	37.9	—	37.9	—
Operating income	117.7	143.3	403.5	565.1

Interest expense	12.3	13.3	51.1	56.0
Loss on divestitures	—	30.1	—	30.1
Other (income) expense, net	(0.4)	2.2	(13.0)	3.8
Earnings before income taxes	105.8	97.7	365.4	475.2

Provision for income taxes	12.4	17.0	50.9	73.1
Net earnings	93.4	80.7	314.5	402.1

Less: Net earnings attributable to noncontrolling interests	0.1	—	0.2	0.3

Net earnings attributable to Allegion plc	$93.3	$80.7	$314.3	$401.8

Basic earnings per ordinary share
attributable to Allegion plc shareholders:	$1.02	$0.87	$3.41	$4.29

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:	$1.01	$0.86	$3.39	$4.26

Shares outstanding - basic	91.8	92.9	92.3	93.6
Shares outstanding - diluted	92.3	93.7	92.8	94.3

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$480.4	$355.3
Restricted cash	—	3.4
Accounts and notes receivables, net	321.8	329.8
Inventories	283.1	269.9
Other current assets	53.9	43.4
Assets held for sale	5.8	—
Total current assets	1,145.0	1,001.8
Property, plant and equipment, net	294.9	291.4
Goodwill	819.0	873.3
Intangible assets, net	487.1	510.9
Other noncurrent assets	323.4	289.8
Total assets	$3,069.4	$2,967.2

LIABILITIES AND EQUITY
Accounts payable	$220.4	$221.0
Accrued expenses and other current liabilities	293.7	285.9
Short-term borrowings and current maturities of long-term debt	0.2	0.1
Liabilities held for sale	7.2	—
Total current liabilities	521.5	507.0
Long-term debt	1,429.4	1,427.6
Other noncurrent liabilities	285.9	272.2
Equity	832.6	760.4
Total liabilities and equity	$3,069.4	$2,967.2

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Year ended December 31,
	2020	2019
Operating Activities
Net earnings	$314.5	$402.1
Depreciation and amortization	81.0	83.0
Impairment of goodwill and intangible assets	101.7	5.9
Loss on assets held for sale	37.3	—
Changes in assets and liabilities and other non-cash items	(44.2)	(2.8)
Net cash provided by operating activities	490.3	488.2

Investing Activities
Capital expenditures	(47.1)	(65.6)
Acquisition of and equity investments in businesses, net of cash acquired	(12.5)	(7.6)
Other investing activities, net	2.9	(4.4)
Net cash used in investing activities	(56.7)	(77.6)

Financing Activities
Debt repayments, net	(0.2)	(17.9)
Debt issuance costs	—	(4.2)
Dividends paid to ordinary shareholders	(117.3)	(100.6)
Repurchase of ordinary shares	(208.8)	(226.0)
Other financing activities, net	4.4	6.5
Net cash used in financing activities	(321.9)	(342.2)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	10.0	(0.3)
Net increase in cash, cash equivalents and restricted cash	121.7	68.1
Cash, cash equivalents and restricted cash - beginning of period	358.7	290.6
Cash, cash equivalents and restricted cash - end of period	$480.4	$358.7

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Net revenues
Americas	$521.2	$526.3	$2,016.7	$2,114.5
EMEA	165.3	149.6	554.6	572.5
Asia Pacific	40.8	43.6	148.6	167.0
Total net revenues	$727.3	$719.5	$2,719.9	$2,854.0

Operating income (loss)
Americas	$147.8	$153.9	$580.2	$611.6
EMEA	(14.4)	14.4	(5.4)	34.3
Asia Pacific	5.1	(3.4)	(96.7)	0.5
Corporate unallocated	(20.8)	(21.6)	(74.6)	(81.3)
Total operating income	$117.7	$143.3	$403.5	$565.1

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, debt refinancing costs and charges related to the divestiture of businesses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and
•Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three Months Ended December 31, 2020				Three Months Ended December 31, 2019
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$727.3	$—		$727.3	$719.5	$—		$719.5

Operating income	117.7	45.8	(1)	163.5	143.3	7.7	(1)	151.0
Operating margin	16.2%			22.5%	19.9%			21.0%

Earnings before income taxes	105.8	45.8	(2)	151.6	97.7	39.7	(2)	137.4
Provision for income taxes	12.4	2.0	(3)	14.4	17.0	0.6	(3)	17.6
Effective income tax rate	11.7%			9.5%	17.4%			12.8%
Net earnings	93.4	43.8		137.2	80.7	39.1		119.8

Noncontrolling interests	0.1	—		0.1	—	—		—

Net earnings attributable to Allegion plc	$93.3	$43.8		$137.1	$80.7	$39.1		$119.8

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.01	$0.48		$1.49	$0.86	$0.42		$1.28

(1)Adjustments to operating income for the three months ended December 31, 2020, consist of a $37.9 million loss on assets held for sale related to our QMI business, $5.1 million of restructuring charges and acquisition and integration expenses and a $2.8 million intangible asset impairment charge. Adjustments to operating income for the three months ended December 31, 2019, consist of $1.8 million of restructuring charges and acquisition and integration expenses and $5.9 million of intangible asset impairment charges.
(2)Adjustments to earnings before income taxes for the three months ended December 31, 2020, consist of the adjustments to operating income discussed above. Adjustments to earnings before income taxes for the three months ended December 31, 2019, consist of the adjustments to operating income discussed above, $30.1 million of losses related to the divestiture of the Company's business operations in Colombia and Turkey and $1.9 million of pension curtailment charges recorded as restructuring within Other (income) expense, net.
(3)Adjustments to the provision for income taxes for the three months ended December 31, 2020 and 2019, consist of $2.0 million and $0.6 million, respectively, of tax expense related to the excluded items discussed above.

	Year ended December 31, 2020				Year ended December 31, 2019
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$2,719.9	$—		$2,719.9	$2,854.0	$—		$2,854.0

Operating income	403.5	168.8	(1)	572.3	565.1	28.3	(1)	593.4
Operating margin	14.8%			21.0%	19.8%			20.8%

Earnings before income taxes	365.4	168.8	(2)	534.2	475.2	62.9	(2)	538.1
Provision for income taxes	50.9	9.0	(3)	59.9	73.1	3.9	(3)	77.0
Effective income tax rate	13.9%			11.2%	15.4%			14.3%
Net earnings	314.5	159.8		474.3	402.1	59.0		461.1

Noncontrolling interests	0.2	—		0.2	0.3	—		0.3

Net earnings attributable to Allegion plc	$314.3	$159.8		$474.1	$401.8	$59.0		$460.8

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$3.39	$1.72		$5.11	$4.26	$0.63		$4.89

(1)Adjustments to operating income for the year ended December 31, 2020, consist of $101.7 million of goodwill and intangible asset impairment charges, a $37.9 million loss on assets held for sale related to our QMI business and $29.2 million of restructuring charges and acquisition and integration expenses. Adjustments to operating income for the year ended December 31, 2019, consist of $22.4 million of restructuring charges and acquisition and integration expenses and $5.9 million of intangible asset impairment charges.
(2)Adjustments to earnings before income taxes for the year ended December 31, 2020, consist of the adjustments to operating income discussed above. Adjustments to earnings before income taxes for the year ended December 31, 2019, consist of the adjustments to operating income discussed above, $30.1 million of losses related to the divestiture of the Company's business operations in Colombia and Turkey, $2.6 million of debt refinancing costs and $1.9 million of pension curtailment charges recorded as restructuring within Other (income) expense, net.
(3)Adjustments to the provision for income taxes for the year ended December 31, 2020 and 2019, consist of $9.0 million and $3.9 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three Months Ended December 31, 2020		Three Months Ended December 31, 2019
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$521.2		$526.3

Operating income (GAAP)	$147.8	28.4%	$153.9	29.2%
Restructuring charges	0.7	0.1%	—	—%
Adjusted operating income	148.5	28.5%	153.9	29.2%
Depreciation and amortization	8.7	1.7%	8.8	1.7%
Adjusted EBITDA	$157.2	30.2%	$162.7	30.9%

EMEA
Net revenues (GAAP)	$165.3		$149.6

Operating (loss) income (GAAP)	$(14.4)	(8.7)%	$14.4	9.6%
Restructuring charges	1.4	0.9%	0.7	0.5%
Impairment of intangible assets	—	—%	1.6	1.1%
Loss on assets held for sale	37.9	22.9%	—	—%
Adjusted operating income	24.9	15.1%	16.7	11.2%
Depreciation and amortization	8.9	5.3%	8.4	5.6%
Adjusted EBITDA	$33.8	20.4%	$25.1	16.8%

Asia Pacific
Net revenues (GAAP)	$40.8		$43.6

Operating income (loss) (GAAP)	$5.1	12.5%	$(3.4)	(7.8)%
Restructuring charges	0.3	0.7%	1.0	2.3%
Impairment of intangible assets	2.8	6.9%	4.3	9.9%
Adjusted operating income	8.2	20.1%	1.9	4.4%
Depreciation and amortization	1.5	3.7%	1.3	2.9%
Adjusted EBITDA	$9.7	23.8%	$3.2	7.3%

Corporate
Operating loss (GAAP)	$(20.8)		$(21.6)
Restructuring charges	1.1		—
Acquisition and integration costs	1.6		0.1
Adjusted operating loss	(18.1)		(21.5)
Depreciation and amortization	1.1		1.1
Adjusted EBITDA	$(17.0)		$(20.4)

Total
Net revenues	$727.3		$719.5

Adjusted operating income	$163.5	22.5%	$151.0	21.0%
Depreciation and amortization	20.2	2.8%	19.6	2.7%
Adjusted EBITDA	$183.7	25.3%	$170.6	23.7%

	Year ended December 31, 2020		Year ended December 31, 2019
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$2,016.7		$2,114.5

Operating income (GAAP)	$580.2	28.8%	$611.6	28.9%
Restructuring charges	5.6	0.2%	2.8	0.2%
Acquisition and integration costs	—	—%	0.6	—%
Adjusted operating income	585.8	29.0%	615.0	29.1%
Depreciation and amortization	34.5	1.8%	35.7	1.7%
Adjusted EBITDA	$620.3	30.8%	$650.7	30.8%

EMEA
Net revenues (GAAP)	$554.6		$572.5

Operating (loss) income (GAAP)	$(5.4)	(1.0)%	$34.3	6.0%
Restructuring charges	12.8	2.3%	15.8	2.7%
Acquisition and integration costs	—	—%	0.1	—%
Impairment of intangible assets	1.5	0.3%	1.6	0.3%
Loss on assets held for sale	37.9	6.8%	—	—%
Adjusted operating income	46.8	8.4%	51.8	9.0%
Depreciation and amortization	33.8	6.1%	33.1	5.8%
Adjusted EBITDA	$80.6	14.5%	$84.9	14.8%

Asia Pacific
Net revenues (GAAP)	$148.6		$167.0

Operating (loss) income (GAAP)	$(96.7)	(65.1)%	$0.5	0.3%
Restructuring charges	5.1	3.4%	1.8	1.1%
Acquisition and integration costs	—	—%	0.8	0.5%
Impairment of goodwill and intangible assets	100.2	67.5%	4.3	2.5%
Adjusted operating income	8.6	5.8%	7.4	4.4%
Depreciation and amortization	5.2	3.5%	4.9	3.0%
Adjusted EBITDA	$13.8	9.3%	$12.3	7.4%

Corporate
Operating loss (GAAP)	$(74.6)		$(81.3)
Restructuring charges	3.3		—
Acquisition and integration costs	2.4		0.5
Adjusted operating loss	(68.9)		(80.8)
Depreciation and amortization	4.5		4.4
Adjusted EBITDA	$(64.4)		$(76.4)

Total
Net revenues	$2,719.9		$2,854.0

Adjusted operating income	$572.3	21.0%	$593.4	20.8%
Depreciation and amortization	78.0	2.9%	78.1	2.7%
Adjusted EBITDA	$650.3	23.9%	$671.5	23.5%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA

(In millions)

	Year ended December 31,
	2020	2019
Net cash from operating activities	$490.3	$488.2
Capital expenditures	(47.1)	(65.6)
Available cash flow	$443.2	$422.6

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Net earnings (GAAP)	$93.4	$80.7	$314.5	$402.1
Provision for income taxes	12.4	17.0	50.9	73.1
Interest expense	12.3	13.3	51.1	56.0
Depreciation and amortization	20.2	19.6	78.0	78.1
EBITDA	138.3	130.6	494.5	609.3

Other (income) expense , net	(0.4)	2.2	(13.0)	3.8
Loss on divestitures	—	30.1	—	30.1
Impairment of goodwill and intangible assets	2.8	5.9	101.7	5.9
Loss on assets held for sale	37.9	—	37.9	—
Acquisition and integration costs and restructuring charges	5.1	1.8	29.2	22.4
Adjusted EBITDA	$183.7	$170.6	$650.3	$671.5

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Americas
Revenue growth (GAAP)	(1.0)%	6.8%	(4.6)%	6.3%
Acquisitions and divestitures	0.3%	—%	0.4%	(0.3)%
Currency translation effects	—%	—%	—%	0.2%
Organic growth (non-GAAP)	(0.7)%	6.8%	(4.2)%	6.2%

EMEA
Revenue growth (GAAP)	10.5%	(5.0)%	(3.1)%	(2.9)%
Acquisitions and divestitures	—%	1.1%	0.2%	0.1%
Currency translation effects	(7.4)%	2.4%	(2.2)%	4.8%
Organic growth (non-GAAP)	3.1%	(1.5)%	(5.1)%	2.0%

Asia Pacific
Revenue growth (GAAP)	(6.4)%	(16.6)%	(11.0)%	9.0%
Acquisitions and divestitures	—%	—%	—%	(19.1)%
Currency translation effects	(5.5)%	3.2%	0.4%	4.6%
Organic growth (non-GAAP)	(11.9)%	(13.4)%	(10.6)%	(5.5)%

Total
Revenue growth (GAAP)	1.1%	2.4%	(4.7)%	4.5%
Acquisitions and divestitures	0.2%	0.3%	0.3%	(1.3)%
Currency translation effects	(1.9)%	0.8%	(0.4)%	1.4%
Organic growth (non-GAAP)	(0.6)%	3.5%	(4.8)%	4.6%

ALLEGION PLC	SCHEDULE 6

Effective January 1, 2021, we have combined our EMEA and Asia Pacific operations into a new segment named Allegion International. The following unaudited pro forma financial information included within Schedule 6 and Schedule 7 for the years ended December 31, 2020 and 2019, and for the quarterly periods within the year ended December 31, 2020, are included to reflect the reported revenue, revenue growth and operating income, as well as the organic revenue growth (non-GAAP), adjusted operating income (non-GAAP) and adjusted EBITDA (non-GAAP) results of the Allegion International operating segment as if this reorganization had taken place as of January 1, 2019. The unaudited, pro forma financial information is presented for illustrative and informational purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma event taken place on the date indicated, nor is it indicative of the future segment results of operations of the new segment and should not be construed as being representative of the new segment's future results of operations. Further, the unaudited, pro forma financial information does not adjust the historical financial results to reflect any additional items that would or would not have been incurred had the reorganization occurred on January 1, 2019.

The unaudited, pro forma financial information presented below within Schedule 6 and Schedule 7 should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto, as well as "Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" as part of our 2020 Annual Report on Form 10-K filed with the SEC on February 16, 2021, as well as the Company's Form 10-Q's for the quarterly periods within fiscal year 2020, filed with the SEC on April 23, 2020; July 23, 2020; and, October 22, 2020.

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME
(In millions)

	Three Months Ended
	March 31, 2020		June 30, 2020		September 30, 2020		December 31, 2020
	As Reported	Margin	As Reported	Margin	As Reported	Margin	As Reported	Margin
Allegion International
Net revenues (GAAP)	$162.6		$145.2		$189.3		$206.1

Operating (loss) income (GAAP)	$(96.8)	(59.5)%	$(9.2)	(6.3)%	$13.2	7.0%	$(9.3)	(4.5)%
Restructuring charges	2.2	1.3%	9.5	6.5%	4.5	2.4%	1.7	0.8%
Impairment of goodwill and intangible assets	96.3	59.2%	—	—%	2.6	1.3%	2.8	1.4%
Loss on assets held for sale	—	—%	—	—%	—	—%	37.9	18.4%
Adjusted operating income	1.7	1.0%	0.3	0.2%	20.3	10.7%	33.1	16.1%
Depreciation and amortization	9.3	5.8%	9.3	6.4%	10.0	5.3%	10.4	5.0%
Adjusted EBITDA	$11.0	6.8%	$9.6	6.6%	$30.3	16.0%	$43.5	21.1%

	Year ended December 31,
	2020		2019
	As Reported	Margin	As Reported	Margin
Allegion International
Net revenues (GAAP)	$703.2		$739.5

Operating income (GAAP)	$(102.1)	(14.5)%	$34.8	4.7%
Restructuring charges	17.9	2.5%	17.6	2.4%
Acquisition and integration costs	—	—%	0.9	0.1%
Impairment of goodwill and intangible assets	101.7	14.5%	5.9	0.8%
Loss on assets held for sale	37.9	5.4%	—	—%
Adjusted operating income	55.4	7.9%	59.2	8.0%
Depreciation and amortization	39.0	5.5%	38.0	5.1%
Adjusted EBITDA	$94.4	13.4%	$97.2	13.1%

ALLEGION PLC	SCHEDULE 7

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH

	Three Months Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Allegion International
Revenue growth (GAAP)	(9.5)%	(22.0)%	4.9%	6.6%
Acquisitions and divestitures	0.4%	0.2%	0.1%	—%
Currency translation effects	3.2%	2.0%	(4.4)%	(6.9)%
Organic growth (non-GAAP)	(5.9)%	(19.8)%	0.6%	(0.3)%

	Year ended December 31,
	2020	2019
Allegion International
Revenue growth (GAAP)	(4.9)%	(0.5)%
Acquisitions and divestitures	0.1%	(3.9)%
Currency translation effects	(1.6)%	4.9%
Organic growth (non-GAAP)	(6.4)%	0.5%